Press Release Penske Automotive Group, Inc. 2555 Telegraph Road Bloomfield Hills, MI 48302-0954

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS ALL-TIME RECORD QUARTERLY RESULTS

Earnings Before Taxes, Net Income, and Earnings Per Share Increased By More Than 43%

Same-Store Retail Automotive Revenue Increased 6.6%

Repurchased 2.0 Million Shares During Third Quarter and 2.5 Million Shares Year-To-Date

35 Dealerships Named to the Automotive News List of Top 100 Best Dealerships To Work For

BLOOMFIELD HILLS, MI, October 27, 2021 – Penske Automotive Group, Inc. (NYSE:PAG), a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers, today announced record third quarter and nine months 2021 results, including the best quarterly results in company history. For the three months ended September 30, 2021, the company reported a 43.9% increase in income from continuing operations attributable to common shareholders to $354.8 million and a 45.3% increase in related earnings per share to $4.46. This compares to income from continuing operations attributable to common shareholders of $246.5 million, or $3.07 per share, in the prior year. Foreign exchange positively impacted earnings per share by $0.06.

Third Quarter 2021 Operational Highlights versus Third Quarter 2020

●	Total Revenue - increased 8.8% to $6.5 billion from $6.0 billion
●	Gross Margin – increased 190 basis points to 17.9%
●	Selling, General & Administrative Expenses as a Percentage of Gross Profit - improved by 230 basis points
●	Income From Continuing Operations Before Taxes – increased 52.8% to $476 million
●	Retail Automotive Same-Store Revenue - increased 6.6%
o	New Vehicle -3.1%; Used Vehicle +16.3%; Finance & Insurance +15.3%; Service & Parts +6.7%
●	Retail Automotive Same-Store Gross Profit - increased 18.4%
●	Retail Automotive Variable Gross Profit Per Unit - increased 38.8% to $5,747
●	Retail Commercial Truck Dealership Earnings Before Taxes – increased 106.4%
●	Penske Transportation Solutions Equity Earnings – increased 83.4%

Commenting on the company’s results, Chair and CEO Roger Penske said, “Our business produced an all-time record third quarter driven by strength across all areas of our business, including continued strong vehicle margins, improving service and parts operations, a growing Class 8 commercial truck market, record performance at Penske Transportation Solutions, and continuing cost controls, which contributed to a 230 basis point improvement in selling, general, and administrative expenses as a percentage of gross profit. During the quarter, we reduced long-term non-vehicle debt by $245.4 million to $1.4 billion,

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improved our leverage ratio to 0.9 to 1 on a trailing twelve-month basis, and reduced debt to total capitalization to 27%. Since the end of 2019, we have reduced non-vehicle long-term debt by more than $900 million.” Penske continued, “Despite the ongoing supply-chain challenges which continue to impact the availability of new vehicles in both the automotive and commercial truck markets, our performance in the quarter demonstrates the strength of the automotive and commercial truck retail models and the benefits from our diversification.”

For the nine months ended September 30, 2021, the company reported a 155.3% increase in income from continuing operations attributable to common shareholders to $876.1 million and a 155.5% increase in related earnings per share to $10.91. This compares to income from continuing operations attributable to common shareholders of $343.1 million, or $4.27 per share, in the prior year. For the nine months ended September 30, 2021, income from continuing operations and related earnings per share include charges of $21.4 million, consisting of $12.6 million of debt redemption costs ($0.16 per share) and $8.8 million of charges relating to the increase in U.K. corporate taxes in 2023 ($0.11 per share). Excluding these items, adjusted income from continuing operations increased 172.8% to $897.5 million, and related earnings per share increased 172.7% to $11.18. Foreign exchange positively impacted earnings per share by $0.23. Total revenue increased 31.6% to $19.3 billion from $14.6 billion in the same period last year.

Retail Automotive Dealerships

For the three months ended September 30, 2021, total retail automotive revenue increased 7.2% to $5.6 billion, or 6.6% on a same-store basis, including 13.8% for CarShop. Total retail automotive gross profit increased 19.0% to $1.0 billion, including 18.4% on a same-store basis. Gross margin increased 170 basis points to 17.9% as variable gross profit per unit retailed increased 39%, or $1,607, to $5,747. We are currently in the process of constructing three new franchise dealership points which are expected to open in 2022.

CarShop Used Vehicle SuperCenters

We operated twenty CarShop used vehicle locations as of September 30, 2021. In October 2021, we opened two additional CarShop locations bringing our total number of locations to twenty-two. We expect to open one additional location before the end of the year. We are targeting 150,000 in unit sales and $100 million of earnings before taxes for CarShop by the end of 2023. For the three months ended September 30, 2021, retail unit sales increased by 0.4% to 18,451 while revenue increased by 24.3% to $438.1 million. For the nine months ended September 30, 2021, retail unit sales increased by 17.7% to 48,588 while revenue increased by 37.7% to $1,088.9 million.

Retail Commercial Truck Dealerships

For the three months ended September 30, 2021, earnings before taxes increased 106.4% to $48.3 million compared to $23.4 million in the same period last year, return on sales was 6.7%, and fixed cost absorption was 129.9%. The increase in earnings before taxes was principally driven by a 57.7% increase in gross profit, including a 39.9% increase in same-store gross profit. For the nine months ended September 30, 2021, earnings before taxes increased 123.4% to $115.5 million compared to $51.7 million in the same period last year and return on sales was 6.5%.

Penske Transportation Solutions Investment

Penske Transportation Solutions (“PTS”) is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and nine months ended September 30, 2021, the company recorded $118.3 million and $274.5 million in earnings compared to $64.5 million and $108.0 million for the same

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period last year, representing increases of 83.4% and 154.2%, respectively. The increase was principally driven by a strong North American Class 8 truck market and increased demand for the company’s full-service leasing, rental, and logistics services, coupled with improved efficiency and a reduction in operating expenses which drove a 14% return on sales for PTS during the third quarter 2021.

Best To Work For

We are pleased to announce that thirty-five of our U.S.-based dealerships have been named to the Automotive News List of Top 100 Dealerships to Work For, the most of any dealership group. Audi Turnersville was once again ranked No. 1; the Company has six dealerships in the top ten and fifteen of the top 25 on the annual list. In addition, seven dealerships were ranked in the Top 10 nationally, including the top three places, for their efforts to promote Diversity, Equity & Inclusion.

Corporate Development and Liquidity

Through the nine months ended September 30, 2021, we acquired annualized revenue of approximately $600 million. Subsequent to September 30, 2021, we acquired the remaining 51% of our Japan-based joint venture of premium/luxury automotive brands which is expected to add $250 million in annualized revenue. We have an additional $300 million in annualized revenue under contract and subject to due diligence at the present time.

As of September 30, 2021, the company had available liquidity under its various credit agreements of approximately $1.1 billion, plus $119 million in cash.

Dividend and Share Repurchases

On October 20, 2021, we announced an increase in the quarterly dividend to $0.46 per share payable on December 1, 2021, to shareholders of record as of November 10, 2021.

During the nine months ended September 30, 2021, we repurchased 2,524,938 shares of our outstanding common stock for $219.8 million, or an average of $87.05 per share, including 2.0 million shares during the third quarter. At the end of the third quarter, we had $71.3 million available under our Board approved share repurchase authority.

Conference Call

Penske Automotive Group will host a conference call discussing financial results relating to the third quarter of 2021 on Wednesday, October 27, 2021, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (866) 996-5381 [International, please dial (602) 585-9891] using access code 4572964. The call will also be simultaneously broadcast over the Internet through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the third quarter 2021 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers. PAG operates dealerships principally in the United States, the United Kingdom, Canada, Germany, Italy, and Japan and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. Additionally, PAG owns 28.9% of Penske Transportation Solutions, a business that manages a fleet of over 350,000 vehicles providing innovative transportation, supply chain, and technology solutions to North American fleets. PAG is a member of the Fortune 500, Russell

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1000, and Russell 3000 indexes and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the company’s website at www.penskeautomotive.com.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations, adjusted earnings per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and adjusted earnings before interest, taxes, depreciation, and amortization. The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s financial performance, growth plans, and completion of the acquisitions. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, the satisfaction of customary closing conditions, the duration, severity, and resolution of the COVID-19 pandemic, government mandated restrictions on our business in light of COVID-19 or otherwise, economic conditions generally, conditions in the credit markets, changes in interest rates and foreign currency exchange rates, changes in tariff rates, new rules in place after the recent Brexit accord between the European Union and the U.K. could slow parts originating in the U.K. or Europe for distribution to our dealerships, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to limited vehicle availability due to the COVID-19 pandemic, the shortage of automotive semiconductor chips or other components, natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions, and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10-K for the year ended December 31, 2020, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony R. Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Statements of Income

(Amounts In Millions, Except Per Share Data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	Change	2021	2020	Change
Revenue	$6,497.3	$5,971.6	8.8%	$19,258.6	$14,631.8	31.6%
Cost of Sales	5,331.6	5,015.1	6.3%	15,997.0	12,345.7	29.6%
Gross Profit	$1,165.7	$956.5	21.9%	$3,261.6	$2,286.1	42.7%
SG&A Expenses	757.7	643.3	17.8%	2,171.8	1,738.7	24.9%
Depreciation	30.2	29.0	4.1%	89.7	85.4	5.0%
Operating Income	$377.8	$284.2	32.9%	$1,000.1	$462.0	116.5%
Floor Plan Interest Expense	(6.0)	(8.0)	(25.0)%	(23.4)	(37.4)	(37.4)%
Other Interest Expense	(16.2)	(29.1)	(44.3)%	(53.8)	(89.2)	(39.7)%
Debt Redemption Costs	—	(1.7)	nm %	(17.0)	(1.7)	nm %
Equity in Earnings of Affiliates	120.5	66.2	82.0%	281.5	110.6	154.5%
Income from Continuing Operations Before Income Taxes	$476.1	$311.6	52.8%	$1,187.4	$444.3	167.3%
Income Taxes	(120.1)	(64.1)	87.4%	(308.0)	(100.7)	205.9%
Income from Continuing Operations	$356.0	$247.5	43.8%	$879.4	$343.6	155.9%
Income from Discontinued Operations, net of tax	0.3	0.1	nm	0.4	0.3	nm
Net Income	$356.3	$247.6	43.9%	$879.8	$343.9	155.8%
Less: Income (Loss) Attributable to Non-Controlling Interests	1.2	1.0	nm	3.3	0.5	nm
Net Income Attributable to Common Shareholders	$355.1	$246.6	44.0%	$876.5	$343.4	155.2%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$356.0	$247.5	43.8%	$879.4	$343.6	155.9%
Less: Income (Loss) Attributable to Non-Controlling Interests	1.2	1.0	nm	3.3	0.5	nm
Income from Continuing Operations, net of tax	$354.8	$246.5	43.9%	$876.1	$343.1	155.3%
Income from Discontinued Operations, net of tax	0.3	0.1	nm	0.4	0.3	nm
Net Income Attributable to Common Shareholders	$355.1	$246.6	44.0%	$876.5	$343.4	155.2%
Income from Continuing Operations Per Share	$4.46	$3.07	45.3%	$10.91	$4.27	155.5%
Income Per Share	$4.47	$3.07	45.6%	$10.92	$4.27	155.7%
Weighted Average Shares Outstanding	79.5	80.4	(1.1)%	80.3	80.4	(0.1)%

nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Balance Sheets

(Amounts In Millions)

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets:
Cash and Cash Equivalents	$119.2	$49.5
Accounts Receivable, Net	737.7	806.9
Inventories	2,598.4	3,425.6
Other Current Assets	121.4	126.8
Total Current Assets	3,576.7	4,408.8
Property and Equipment, Net	2,378.6	2,404.4
Operating Lease Right-of-Use Assets	2,410.9	2,416.5
Intangibles	2,651.6	2,491.8
Other Long-Term Assets	1,701.5	1,525.7
Total Assets	$12,719.3	$13,247.2

Liabilities and Equity:
Floor Plan Notes Payable	$962.2	$1,780.5
Floor Plan Notes Payable – Non-Trade	1,074.9	1,363.8
Accounts Payable	808.8	675.4
Accrued Expenses and Other Current Liabilities	922.4	767.2
Current Portion Long-Term Debt	67.9	87.5
Liabilities Held for Sale	0.5	0.5
Total Current Liabilities	3,836.7	4,674.9
Long-Term Debt	1,356.7	1,602.1
Long-Term Operating Lease Liabilities	2,341.1	2,350.3
Other Long-Term Liabilities	1,318.4	1,293.8
Total Liabilities	8,852.9	9,921.1
Equity	3,866.4	3,326.1
Total Liabilities and Equity	$12,719.3	$13,247.2

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Operations

Selected Data

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Geographic Revenue Mix:
North America	61.4%	56.5%	60.6%	59.9%
U.K.	31.6%	35.3%	31.7%	31.5%
Other International	7.0%	8.2%	7.7%	8.6%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$5,634.9	$5,258.0	$17,039.4	$12,828.1
Retail Commercial Trucks	717.3	590.9	1,777.3	1,481.5
Commercial Vehicles Australia/Power Systems	145.1	122.7	441.9	322.2
Total	$6,497.3	$5,971.6	$19,258.6	$14,631.8

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,010.9	$849.7	$2,851.2	$1,994.1
Retail Commercial Trucks	115.3	73.1	298.0	202.1
Commercial Vehicles Australia/Power Systems	39.5	33.7	112.4	89.9
Total	$1,165.7	$956.5	$3,261.6	$2,286.1

Gross Margin:
Retail Automotive	17.9%	16.2%	16.7%	15.5%
Retail Commercial Trucks	16.1%	12.4%	16.8%	13.6%
Commercial Vehicles Australia/Power Systems	27.2%	27.5%	25.4%	27.9%
Total	17.9%	16.0%	16.9%	15.6%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2021	2020	2021	2020
Operating Items as a Percentage of Revenue:
Gross Profit	17.9%	16.0%	16.9%	15.6%
Selling, General and Administrative Expenses	11.7%	10.8%	11.3%	11.9%
Operating Income	5.8%	4.8%	5.2%	3.2%
Income from Continuing Operations Before Income Taxes	7.3%	5.2%	6.2%	3.0%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	65.0%	67.3%	66.6%	76.1%
Operating Income	32.4%	29.7%	30.7%	20.2%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Amounts in Millions)	2021	2020	2021	2020

EBITDA (1)	$522.5	$369.7	$1,330.9	$618.9
Floorplan Credits	$10.9	$10.3	$38.1	$27.3
Rent Expense	$59.3	$58.7	$177.7	$173.1

(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	Change		2021	2020	Change
Retail Automotive Units:
New Retail	44,373	52,522	(15.5)%		152,571	126,396	20.7%
Used Retail	70,450	70,800	(0.5)%		205,601	176,456	16.5%
Total	114,823	123,322	(6.9)%		358,172	302,852	18.3%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,275.2	$2,350.6	(3.2)%		$7,507.9	$5,599.8	34.1%
Used Vehicles	2,302.3	1,954.1	17.8%		6,437.9	4,739.8	35.8%
Finance and Insurance, Net	202.7	174.4	16.2%		583.8	415.8	40.4%
Service and Parts	555.3	521.8	6.4%		1,604.7	1,380.3	16.3%
Fleet and Wholesale	299.4	257.1	16.5%		905.1	692.4	30.7%
Total Revenue	$5,634.9	$5,258.0	7.2%		$17,039.4	$12,828.1	32.8%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$264.0	$192.8	36.9%		$745.6	$437.6	70.4%
Used Vehicles	193.2	143.3	34.8%		496.7	284.9	74.3%
Finance and Insurance, Net	202.7	174.4	16.2%		583.8	415.8	40.4%
Service and Parts	333.7	322.0	3.6%		976.1	827.0	18.0%
Fleet and Wholesale	17.3	17.2	0.6%		49.0	28.8	70.1%
Total Gross Profit	$1,010.9	$849.7	19.0%		$2,851.2	$1,994.1	43.0%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles	$51,273	$44,754	14.6%		$49,209	$44,303	11.1%
Used Vehicles	32,680	27,601	18.4%		31,312	26,861	16.6%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles	$5,948	$3,670	62.1%		$4,886	$3,462	41.1%
Used Vehicles	2,743	2,024	35.5%		2,416	1,615	49.6%
Finance and Insurance	1,765	1,414	24.8%		1,630	1,373	18.7%

Retail Automotive Gross Margin:
New Vehicles	11.6%	8.2%	+340	bps	9.9%	7.8%	+210	bps
Used Vehicles	8.4%	7.3%	+110	bps	7.7%	6.0%	+170	bps
Service and Parts	60.1%	61.7%	(160)	bps	60.8%	59.9%	90	bps
Fleet and Wholesale	5.8%	6.7%	(90)	bps	5.4%	4.2%	+120	bps
Total Gross Margin	17.9%	16.2%	+170	bps	16.7%	15.5%	+120	bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	40.4%	44.7%	(430)	bps	44.1%	43.7%	+40	bps
Used Vehicles	40.9%	37.2%	+370	bps	37.8%	36.9%	+90	bps
Finance and Insurance, Net	3.6%	3.3%	30	bps	3.4%	3.2%	+20	bps
Service and Parts	9.9%	9.9%	---	bps	9.4%	10.8%	(140)	bps
Fleet and Wholesale	5.2%	4.9%	30	bps	5.3%	5.4%	(10)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	26.1%	22.7%	+340	bps	26.2%	21.9%	+430	bps
Used Vehicles	19.1%	16.9%	+220	bps	17.4%	14.3%	+310	bps
Finance and Insurance, Net	20.1%	20.5%	(40)	bps	20.5%	20.9%	(40)	bps
Service and Parts	33.0%	37.9%	(490)	bps	34.2%	41.5%	(730)	bps
Fleet and Wholesale	1.7%	2.0%	(30)	bps	1.7%	1.4%	+30	bps
Total	100.0%	100.0%			100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations Same-Store

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	Change		2021	2020	Change
Retail Automotive Same-Store Units:
New Retail	44,107	51,736	(14.7)%		152,051	124,199	22.4%
Used Retail	68,380	70,069	(2.4)%		201,465	174,073	15.7%
Total	112,487	121,805	(7.6)%		353,516	298,272	18.5%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,252.4	$2,323.7	(3.1)%		$7,464.4	$5,526.7	35.1%
Used Vehicles	2,249.3	1,934.1	16.3%		6,339.9	4,682.4	35.4%
Finance and Insurance, Net	199.2	172.7	15.3%		576.9	410.8	40.4%
Service and Parts	548.7	514.4	6.7%		1,594.3	1,358.7	17.3%
Fleet and Wholesale	294.3	254.0	15.9%		896.7	679.2	32.0%
Total Revenue	$5,543.9	$5,198.9	6.6%		$16,872.2	$12,657.8	33.3%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$260.9	$191.2	36.5%		$740.2	$433.5	70.7%
Used Vehicles	188.8	141.8	33.1%		489.6	282.0	73.6%
Finance and Insurance, Net	199.2	172.7	15.3%		576.9	410.8	40.4%
Service and Parts	329.1	317.8	3.6%		968.5	815.0	18.8%
Fleet and Wholesale	17.3	17.0	1.8%		48.8	28.4	71.8%
Total Gross Profit	$995.3	$840.5	18.4%		$2,824.0	$1,969.7	43.4%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$51,066	$44,915	13.7%		$49,091	$44,499	10.3%
Used Vehicles	32,894	27,604	19.2%		31,469	26,899	17.0%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$5,914	$3,695	60.1%		$4,868	$3,491	39.4%
Used Vehicles	2,762	2,024	36.5%		2,430	1,620	50.0%
Finance and Insurance	1,771	1,418	24.9%		1,632	1,377	18.5%

Retail Automotive Same-Store Gross Margin:
New Vehicles	11.6%	8.2%	+340	bps	9.9%	7.8%	+210	bps
Used Vehicles	8.4%	7.3%	+110	bps	7.7%	6.0%	+170	bps
Service and Parts	60.0%	61.8%	(180)	bps	60.7%	60.0%	70	bps
Fleet and Wholesale	5.9%	6.7%	(80)	bps	5.4%	4.2%	+120	bps
Total Gross Margin	18.0%	16.2%	+180	bps	16.7%	15.6%	+110	bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	40.6%	44.7%	(410)	bps	44.2%	43.7%	+50	bps
Used Vehicles	40.6%	37.2%	+340	bps	37.6%	37.0%	+60	bps
Finance and Insurance, Net	3.6%	3.3%	30	bps	3.4%	3.2%	+20	bps
Service and Parts	9.9%	9.9%	---	bps	9.4%	10.7%	(130)	bps
Fleet and Wholesale	5.3%	4.9%	40	bps	5.4%	5.4%	---	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	26.2%	22.7%	+350	bps	26.2%	22.0%	+420	bps
Used Vehicles	19.0%	16.9%	+210	bps	17.3%	14.3%	+300	bps
Finance and Insurance, Net	20.0%	20.5%	(50)	bps	20.4%	20.9%	(50)	bps
Service and Parts	33.1%	37.8%	(470)	bps	34.3%	41.4%	(710)	bps
Fleet and Wholesale	1.7%	2.1%	(40)	bps	1.8%	1.4%	+40	bps
Total	100.0%	100.0%			100.0%	100.0%

9

PENSKE AUTOMOTIVE GROUP, INC.

Retail Commercial Truck Operations

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	Change		2021	2020	Change
Retail Commercial Truck Units:
New Retail	3,892	3,196	21.8%		9,371	8,070	16.1%
Used Retail	928	1,284	(27.7)%		2,601	2,755	(5.6)%
Total	4,820	4,480	7.6%		11,972	10,825	10.6%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$464.1	$376.6	23.2%		$1,110.8	$930.4	19.4%
Used Vehicles	81.2	63.9	27.1%		191.2	135.4	41.2%
Finance and Insurance, Net	4.8	4.1	17.1%		11.7	10.5	11.4%
Service and Parts	160.9	122.1	31.8%		442.8	358.1	23.7%
Wholesale and Other	6.3	24.2	(74.0)%		20.8	47.1	(55.8)%
Total Revenue	$717.3	$590.9	21.4%		$1,777.3	$1,481.5	20.0%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$22.2	$12.3	80.5%		$56.0	$34.4	62.8%
Used Vehicles	16.5	0.8	1,962.5%		32.4	(4.5)	820.0%
Finance and Insurance, Net	4.8	4.1	17.1%		11.7	10.5	11.4%
Service and Parts	67.8	52.9	28.2%		186.8	155.4	20.2%
Wholesale and Other	4.0	3.0	33.3%		11.1	6.3	76.2%
Total Gross Profit	$115.3	$73.1	57.7%		$298.0	$202.1	47.5%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$119,243	$117,825	1.2%		$118,532	$115,286	2.8%
Used Vehicles	87,552	49,735	76.0%		73,515	49,141	49.6%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$5,700	$3,856	47.8%		$5,978	$4,265	40.2%
Used Vehicles	17,762	626	2,737.4%		12,459	(1,645)	857.4%
Finance and Insurance	1,006	923	9.0%		985	973	1.2%

Retail Commercial Truck Gross Margin:
New Vehicles	4.8%	3.3%	+150	bps	5.0%	3.7%	+130	bps
Used Vehicles	20.3%	1.3%	1,900	bps	16.9%	(3.3)%	+2,020	bps
Service and Parts	42.1%	43.3%	(120)	bps	42.2%	43.4%	(120)	bps
Total Gross Margin	16.1%	12.4%	+370	bps	16.8%	13.6%	+320	bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	64.7%	63.7%	+100	bps	62.5%	62.8%	(30)	bps
Used Vehicles	11.3%	10.8%	50	bps	10.8%	9.1%	+170	bps
Finance and Insurance, Net	0.7%	0.7%	---	bps	0.7%	0.7%	---	bps
Service and Parts	22.4%	20.7%	+170	bps	24.9%	24.2%	+70	bps
Wholesale and Other	0.9%	4.1%	(320)	bps	1.1%	3.2%	(210)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	19.3%	16.8%	+250	bps	18.8%	17.0%	+180	bps
Used Vehicles	14.3%	1.1%	1,320	bps	10.9%	(2.2)%	+1,310	bps
Finance and Insurance, Net	4.2%	5.6%	(140)	bps	3.9%	5.2%	(130)	bps
Service and Parts	58.8%	72.4%	(1,360)	bps	62.7%	76.9%	(1,420)	bps
Wholesale and Other	3.4%	4.1%	(70)	bps	3.7%	3.1%	+60	bps
Total	100.0%	100.0%			100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.

Retail Commercial Truck Operations Same-Store

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	Change		2021	2020	Change
Retail Commercial Truck Same-Store Units:
New Retail	3,078	3,196	(3.7)%		8,013	8,070	(0.7)%
Used Retail	843	1,284	(34.3)%		2,487	2,755	(9.7)%
Total	3,921	4,480	(12.5)%		10,500	10,825	(3.0)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$382.3	$376.6	1.5%		$969.7	$930.4	4.2%
Used Vehicles	74.9	63.9	17.2%		182.7	135.4	34.9%
Finance and Insurance, Net	4.6	4.1	12.2%		11.5	10.5	9.5%
Service and Parts	137.4	122.1	12.5%		398.3	358.1	11.2%
Wholesale and Other	6.1	24.2	(74.8)%		20.6	47.1	(56.3)%
Total Revenue	$605.3	$590.9	2.4%		$1,582.8	$1,481.5	6.8%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$19.9	$12.3	61.8%		$52.0	$34.4	51.2%
Used Vehicles	15.3	0.8	1,812.5%		30.8	(4.5)	784.4%
Finance and Insurance, Net	4.6	4.1	12.2%		11.5	10.5	9.5%
Service and Parts	58.4	52.9	10.4%		169.1	155.4	8.8%
Wholesale and Other	3.9	2.9	34.5%		10.9	6.1	78.7%
Total Gross Profit	$102.1	$73.0	39.9%		$274.3	$201.9	35.9%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$124,193	$117,825	5.4%		$121,018	$115,286	5.0%
Used Vehicles	88,866	49,735	78.7%		73,444	49,141	49.5%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$6,456	$3,856	67.4%		$6,493	$4,265	52.2%
Used Vehicles	18,161	626	2,801.1%		12,392	(1,645)	853.3%
Finance and Insurance	1,173	923	27.1%		1,094	973	12.4%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.2%	3.3%	+190	bps	5.4%	3.7%	+170	bps
Used Vehicles	20.4%	1.3%	1,910	bps	16.9%	(3.3)%	2,020	bps
Service and Parts	42.5%	43.3%	(80)	bps	42.5%	43.4%	(90)	bps
Total Gross Margin	16.9%	12.4%	+450	bps	17.3%	13.6%	+370	bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	63.2%	63.7%	(50)	bps	61.3%	62.8%	(150)	bps
Used Vehicles	12.4%	10.8%	+160	bps	11.5%	9.1%	+240	bps
Finance and Insurance, Net	0.8%	0.7%	10	bps	0.7%	0.7%	---	bps
Service and Parts	22.7%	20.7%	+200	bps	25.2%	24.2%	+100	bps
Wholesale and Other	0.9%	4.1%	(320)	bps	1.3%	3.2%	(190)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	19.5%	16.8%	+270	bps	19.0%	17.0%	+200	bps
Used Vehicles	15.0%	1.1%	1,390	bps	11.2%	(2.2)%	1,340	bps
Finance and Insurance, Net	4.5%	5.6%	(110)	bps	4.2%	5.2%	(100)	bps
Service and Parts	57.2%	72.5%	(1,530)	bps	61.6%	77.0%	(1,540)	bps
Wholesale and Other	3.8%	4.0%	(20)	bps	4.0%	3.0%	+100	bps
Total	100.0%	100.0%			100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.

Supplemental Data

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	23%	23%	23%	22%
Audi	12%	13%	12%	13%
Mercedes-Benz	10%	10%	10%	10%
Land Rover / Jaguar	7%	9%	9%	9%
Porsche	7%	7%	7%	7%
Ferrari / Maserati	3%	2%	2%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	2%	2%	2%
Total Premium	69%	71%	70%	71%
Volume Non-U.S.:
Toyota	12%	10%	12%	10%
Honda	6%	6%	6%	6%
Volkswagen	2%	2%	2%	3%
Nissan	1%	1%	1%	1%
Others	1%	2%	2%	2%
Total Volume Non-U.S.	22%	21%	23%	22%
U.S.:
General Motors / Chrysler / Ford	1%	1%	1%	1%
CarShop Used Vehicle SuperCenters	8%	7%	6%	6%
Total	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Capital Expenditures / Stock Repurchases:	2021	2020	2021	2020
(Amounts in Millions)
Capital expenditures	$66.7	$37.5	$157.5	$114.3
Cash paid for acquisitions, net of cash acquired	$—	$—	$278.0	$—
Stock repurchases
Aggregate purchase price	$178.9	$0.2	$219.8	$34.4
Shares repurchased	2.0	—	2.5	1.0

Balance Sheet and Other Highlights:	September 30, 2021	December 31, 2020
(Amounts in Millions)
Cash and Cash Equivalents	$119.2	$49.5
Inventories	$2,598.4	$3,425.6
Total Floorplan Notes Payable	$2,037.1	$3,144.3
Total Long-Term Debt	$1,424.6	$1,689.6
Equity	$3,866.4	$3,326.1

Debt to Total Capitalization Ratio	26.9%	33.7%
Leverage Ratio (1)	0.9x	1.8x

New vehicle days' supply	19 days	50 days
Used vehicle days' supply	40 days	48 days

(1)See the following Non-GAAP reconciliation table.

12

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations

(Unaudited)

The following tables reconcile reported income from continuing operations and earnings per share to adjusted income from continuing operations and adjusted earnings per share for the three and nine months ended September 30, 2021, and 2020:

Income from Continuing Operations:

	Three Months Ended			Nine Months Ended
(Amounts in Millions)	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change

Income from Continuing Operations	$354.8	$246.5	43.9%	$876.1	$343.1	155.3%
Tax legislation changes (1) (2)	—	(15.4)	nm	8.8	(15.4)	nm
Debt redemption costs (3)	—	1.3	nm	12.6	1.3	nm
Adjusted Income from Continuing Operations	$354.8	$232.4	52.7%	$897.5	$329.0	172.8%

Earnings Per Share:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change

Earnings Per Share from Continuing Operations	$4.46	$3.07	45.3%	$10.91	$4.27	155.5%
Tax legislation changes (1) (2)	—	(0.19)	nm	0.11	(0.19)	nm
Debt redemption costs (3)	—	0.02	nm	0.16	0.02	nm
Adjusted Earnings Per Share from Continuing Operations	$4.46	$2.90	53.8%	$11.18	$4.10	172.7%

(1)	For the three and nine months ended September 30, 2020, related to a net income tax benefit of $15.4 million, or $0.19 per share, from various U.S. and foreign tax legislation changes
(2)	For the nine months ended September 30, 2021, represents a revaluation of our U.K. deferred tax assets and liabilities due to an increase in the U.K. corporate tax rate from 19% currently to 25%, effective April 1, 2023
(3)	Related to expenses in connection with the redemption of our 5.5% senior subordinated notes due 2026 in 2021 and the redemption of our 5.75% senior subordinated notes due 2022 in 2020

The following tables reconcile reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and nine months ended September 30, 2021, and 2020:

	Three Months Ended
	September 30,		2021 vs. 2020
(Amounts in Millions)	2021	2020	Change	% Change

Net Income	$356.3	$247.6	$108.7	43.9%
Add: Depreciation	30.2	29.0	1.2	4.1%
Other Interest Expense	16.2	29.1	(12.9)	(44.3)%
Income Taxes	120.1	64.1	56.0	87.4%
Income from Discontinued Operations, net of tax	(0.3)	(0.1)	(0.2)	nm
EBITDA	$522.5	$369.7	$152.8	41.3%
Add: Debt redemption costs	—	1.7	(1.7)	nm
Adjusted EBITDA	$522.5	$371.4	$151.1	40.7%

	Nine Months Ended
	September 30,		2021 vs. 2020
(Amounts in Millions)	2021	2020	Change	% Change

Net Income	$879.8	$343.9	$535.9	155.8%
Add: Depreciation	89.7	85.4	4.3	5.0%
Other Interest Expense	53.8	89.2	(35.4)	(39.7)%
Income Taxes	308.0	100.7	207.3	205.9%
Income from Discontinued Operations, net of tax	(0.4)	(0.3)	(0.1)	nm
EBITDA	$1,330.9	$618.9	$712.0	115.0%
Add: Debt redemption costs	17.0	1.7	15.3	nm
Adjusted EBITDA	$1,347.9	$620.6	$727.3	117.2%

nm – not meaningful

13

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations

(Unaudited)

The following table reconciles the leverage ratio as of September 30, 2021, and December 31, 2020:

	Three	Nine	Trailing Twelve	Trailing Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2020	September 30, 2021	September 30, 2021	December 31, 2020

Net Income	$201.4	$879.8	$1,081.2	$545.3
Add: Depreciation	30.1	89.7	119.8	115.5
Other Interest Expense	28.7	53.8	82.5	119.6
Income Taxes	62.0	308.0	370.0	162.7
Income from Discontinued Operations, net of tax	(0.1)	(0.4)	(0.5)	(0.4)
EBITDA	$322.1	$1,330.9	$1,653.0	$942.7

Total Non-Vehicle Long-Term Debt			$1,424.6	$1,689.6
Leverage Ratio			0.9x	1.8x

# # # # # # #

14